Exhibit 99.1

Press Release

Innovative Solutions & Support, Inc. Announces Record Sales, Net Income and EPS for the Fiscal Year Ended September 30, 2005.

Exton, PA.—(BUSINESS WIRE)—December 6, 2005—Innovative Solutions & Support, Inc. (NASDAQ:ISSC-news) today announced record results for the Fiscal Year ended September 30, 2005. For the year, the Company reported record sales of $63.3 million, record net income of $18.6 million and record diluted earnings per share of $1.02.

Fourth Quarter Results

Sales in the fourth quarter ended September 30, 2005 were $8.2 million compared to the prior year’s $14.4 million. The portion of fourth quarter sales that were Flat Panel Systems, however, grew to more than $3.0 million from less than $0.2 million in the prior year’s fourth quarter. Net income in the fourth quarter of 2005 was $1.2 million or $0.07 per diluted share compared to the prior year’s net income of $4.5 million or $0.25 per diluted share.

Fiscal Year 2005 Results

Sales, Net Income and Diluted Earnings per Share in 2005 increased 37%, 56% and 52% to new full year records of $63.3 million, $18.6 million and $1.02 per share, respectively. Cash flow was also a record $17.3 million in the year. At year end, backlog was $12.9 million compared to $35.4 million last year.

Please refer to the accompanying schedules highlighting our Statement of Operations and Balance Sheet.

A Company spokesperson commented: “In the first three quarters we experienced strong demand for our Air Data equipment as the commercial air transport and general aviation segments of our industry rushed to become compliant with the FAA’s mandate for Domestic Reduced Vertical Separation Minimum (DRVSM). This robust growth in the initial three quarters of the year provided momentum to achieve these record fiscal 2005 results.”

“The anticipated rapid fall off in Air Data orders coupled with a slower than expected start-up in Flat Panel Display System orders created 4th quarter weakness. We remain confident; however, that demand for Air Data products will rebound as we provide equipment for the 30% of the general aviation fleet a recent FAA report indicated was still not DRVSM compliant as well as meet the equipment replacement needs of aging fleets of both commercial and military aircraft.”

“We also anticipate a significant and growing demand for Flat Panel Display Systems. Recently, the Company received a Technical Standard Order (TSO) and a Supplemental Type Certificate (STC) from the FAA for the Primary Flight and Navigation Flat Panel

Display System for B-767 aircraft. These certifications coupled with several previously announced awards all create momentum and lead to significant interest for retrofit applications on both commercial and military planes. As the standard of excellence in older airplanes, we believe entire fleets are candidates for retrofit, despite any near term market weakness.”

The company will host a conference call tomorrow morning, December 7, 2005 at 10:00 am local time (EST) to discuss these results as well as our business outlook. Please call in to participate at (866) 425-6193, conference ID# 6771466. Also, our web site (www.innovative-ss.com) will carry the conference call live and have it available for subsequent listening for a period of 30 days.

Headquartered in Exton, PA. Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator engaged in the design, manufacture and marketing of Air Data,  Flight Information Computers, Engine and Fuel Measurement and Control Computers, Flat Panel Display Systems and advanced monitoring systems that measure and display critical flight information.  This includes data relative to aircraft separation, airspeed and altitude as well as fuel and instrument measurements.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995).  Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Mr. James Reilly at (610) 646-9800

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

CONSOLIDATED BALANCE SHEET

	As of	As of
	September 30, 2004	September 30, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$65,867,167	$83,172,582
Accounts receivable, less allowance for doubtful accounts of $100,000 at September 30, 2004 and 2005	5,003,100	5,479,936
Inventories	5,191,628	3,911,626
Deferred income taxes	984,111	956,070
Prepaid expenses and other current assets	665,276	4,028,498

Total current assets	77,711,282	97,548,712

Property and Equipment:
Computers and test equipment	3,933,326	4,278,748
Corporate airplane	2,998,161	2,998,161
Furniture and office equipment	622,364	734,038
Manufacturing facility	5,414,986	5,420,741
Land	1,021,245	1,021,245
	13,990,082	14,452,933
Less- Accumulated depreciation and amortization	(4,369,851)	(5,091,881)

Net property and equipment	9,620,231	9,361,052

Deposits and other assets	137,114	125,114

Total assets	$87,468,627	$107,034,878

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of notes payable	$100,000	$100,000
Current portion of capitalized lease obligations	7,257	7,257
Accounts payable	1,696,247	305,516
Accrued expenses	4,754,641	3,503,814
Deferred revenue	526,023	176,650

Total current liabilities	7,084,168	4,093,237

Note payable	4,235,000	4,235,000
Long-term portion of capitalized lease obligations	20,681	13,113
Deferred revenue	261,934	191,463
Deferred income taxes	411,857	635,967
Commitments and contingencies	—	—

Shareholders’ Equity:
Preferred stock, 10,000,000 shares authorized-Class A Convertible stock, $.001 par value, of which 200,000 shares authorized as Class A convertible stock. No shares issued and outstanding at September 30, 2004 and 2005.	—	—

Common stock, $.001 par value: 75,000,000 shares authorized, 20,272,995 and 18,047,425 shares issued and outstanding at September 30, 2004 and 2005	20,273	18,047
Additional paid-in capital	48,712,289	41,926,318
Retained earnings	37,336,182	55,921,733
Treasury stock, at cost, 2,535,039 and 0 shares at September 30, 2004 and 2005	(10,613,757)	—
	75,454,987	97,866,098
Total shareholders’ equity

Total liabilities and shareholders’ equity	$87,468,627	$107,034,878

Innovative Solutions and Support, Inc.

Consolidated Statements of Operations

	Three Months ended		Twelve Months ended
	September 30,		September 30,
	2004	2005	2004	2005
Revenues	$14,411,501	$8,182,914	$46,099,777	$63,264,359

Cost of sales	4,462,484	3,082,402	15,663,108	20,888,729

Gross profit	9,949,017	5,100,512	30,436,669	42,375,630

Research and development	949,844	1,736,415	4,811,156	6,057,889
Selling, general and administrative	1,967,499	2,076,940	7,567,959	8,898,622
Total Operating Expenses	2,917,343	3,813,355	12,379,115	14,956,511

Operating income	7,031,674	1,287,157	18,057,554	27,419,119

Interest income	186,760	683,965	532,745	1,939,397
Interest expense	(33,817)	(47,221)	(128,018)	(175,151)

Income before income taxes	7,184,617	1,923,901	18,462,281	29,183,365

Income taxes	2,719,459	704,455	6,530,084	10,598,563

Net income	$4,465,158	$1,219,446	$11,932,197	$18,584,802

Net Income Per Common Share:
Basic	$0.25	$0.07	$0.69	$1.04
Diluted	$0.25	$0.07	$0.67	$1.02

Weighted Average Shares Outstanding:
Basic	17,714,696	18,042,523	17,400,380	17,873,780
Diluted	18,219,156	18,312,651	17,928,180	18,259,856